EXHIBIT TO FORM 12B-25


HEIN + ASSOCIATES LLP
Certified Public Accountants and Consultants
with offices in Denver, Houston and Los Angeles
Telephone (214) 458-2296  Fax (214) 788-4943
12770 Coit Road, Suite 1150
Dallas, Texas  75251

March 25, 1997



Mr. David Osborne
Hudson's Grill of America, Inc.
16970 Dallas Parkway, Suite 402
Dallas, Texas  75258-1928


Dear Mr. Osborne:

We will be unable to complete the audit of Hudson's Grill of America, Inc. by the March 31, 1997 filing deadline for the 10-KSB.

Sincerely,

signed

Hein + Associates, LLP


cc:  Bob Fischer
     Marion Wood
     Mark Wood